Exhibit 2.1

FIRST AMENDMENT
TO
AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (this “Amendment”), dated as of September 9, 2013, is entered into by and among APPLE REIT SEVEN, INC., a Virginia corporation (“Apple Seven”), APPLE REIT EIGHT, INC., a Virginia corporation (“Apple Eight”), (“Apple Eight,” and together with Apple Seven, the “Companies,” or individually a “Company”), APPLE REIT NINE, INC., a Virginia corporation (“Apple Nine,” and together with the Companies, the “Apple REITs,” or individually an “Apple REIT”), APPLE SEVEN ACQUISITION SUB, INC., a Virginia corporation and wholly-owned subsidiary of Apple Nine (“Seven Acquisition Sub”), and APPLE EIGHT ACQUISITION SUB, INC., a Virginia corporation and wholly-owned subsidiary of Apple Nine (“Eight Acquisition Sub,” and together with Seven Acquisition Sub, the “Acquisition Subsidiaries,” or individually an “Acquisition Subsidiary”).

WHEREAS, the Apple REITs and the Acquisition Subsidiaries are parties to that certain Agreement and Plan of Merger, dated as of August 7, 2013 (the “Merger Agreement”);

WHEREAS, the Special Committees and the Boards of Directors of the Apple REITs have approved this Amendment pursuant to Section 8.5 of the Merger Agreement; and

WHEREAS, the parties now wish to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other good and valuable consideration exchanged, the parties hereby agree as follows:

1. All capitalized terms used in this Amendment but not otherwise defined herein are given the meanings set forth in the Merger Agreement.

2. This Amendment shall be effective as of the date hereof.

3. The first WHEREAS clause in the Recitals of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

WHEREAS, the Board of Directors of each of the Apple REITs, based on the unanimous recommendation of a special transaction committee thereof consisting solely of non-employee directors of each Apple REIT (each, a “Special Committee”), has determined that it is advisable and in the best interest of its respective company and its respective shareholders to consummate the transactions described herein, pursuant to which Apple Seven will merge with and into Seven Acquisition Sub (the “Apple Seven Merger”), and Apple Eight will merge with and into Eight Acquisition Sub (the “Apple Eight Merger,” together with the Apple Seven Merger, the “Mergers,” or individually a “Merger”), and each of the Acquisition Subsidiaries will be the surviving corporation (a “Surviving Corporation,” and collectively the “Surviving Corporations”) in such Mergers and the issued and outstanding capital stock of each of the Companies will be converted into the right to receive the merger consideration provided herein.

4. Section 1.1 of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

Section 1.1                      The Mergers.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Virginia Stock Corporation Act (the “VSCA”):

(a)           Apple Seven shall be merged with and into Seven Acquisition Sub at the Effective Time in accordance with this Agreement and the Plan of Merger attached hereto as Exhibit B (the “Apple Seven Plan of Merger”).

(b)           Apple Eight shall be merged with and into Eight Acquisition Sub at the Effective Time in accordance with this Agreement and the Plan of Merger attached hereto as Exhibit C (the “Apple Eight Plan of Merger”).

(c)           Following each of the Mergers, the separate corporate existence of each of the Companies shall cease and each Acquisition Subsidiary shall continue as the Surviving Corporation of the Merger to which it is a party and shall succeed to and assume all the rights and obligations of the Company party to such Merger, in accordance with the VSCA.

5. Section 2.1(b) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

(b)           Surviving Corporations.  By virtue of the Merger to which it is a party and without any action on the part of the holder thereof, each common share, no par value, of each Acquisition Subsidiary issued and outstanding immediately prior to the Effective Time shall remain outstanding as a duly authorized, validly issued, fully paid and nonassessable common share, no par value, of the Surviving Corporation to such Merger, so that thereafter Apple Nine will be the sole and exclusive owner of the outstanding capital stock of each of the Surviving Corporations.

6. The reference to “such Company and any of its Subsidiaries” in Section 5.8(c) of the Merger Agreement is hereby deleted and replaced with “Apple Seven and any of its Subsidiaries or Apple Eight and any of its Subsidiaries, as the case may be,”.

7. Exhibit B to the Merger Agreement is hereby deleted in its entirety and a new Exhibit B, in the form attached hereto as Annex 1, is hereby attached to the Merger Agreement.

8. Exhibit C to the Merger Agreement is hereby deleted in its entirety and a new Exhibit C, in the form attached hereto as Annex 2, is hereby attached to the Merger Agreement.

9. Except as set forth in this Amendment, the Merger Agreement is hereby ratified and confirmed in all respects and shall continue in full force and effect according to its terms. From and after the effectiveness of this Amendment, all references to the “Agreement” in the Merger Agreement shall mean the Merger Agreement, as amended by this Amendment.

10. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Apple Nine, each of the Acquisition Subsidiaries and each of the Companies have caused this Amendment to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

APPLE REIT SEVEN, INC.

By:	/s/ Glade M. Knight
Name: Glade M. Knight
Title: Chief Executive Officer

APPLE REIT EIGHT, INC.

By:	/s/ Glade M. Knight
Name: Glade M. Knight
Title: Chief Executive Officer

APPLE REIT NINE, INC.

By:	/s/ Glade M, Knight
Name: Glade M. Knight
Title: Chief Executive Officer

APPLE SEVEN ACQUISITION SUB, INC.

By:	/s/ Glade M. Knight
Name: Glade M. Knight
Title: Chief Executive Officer

APPLE EIGHT ACQUISITION SUB, INC.

By:	/s/ Glade M. Knight
Name: Glade M. Knight
Title: Chief Executive Officer

Signature Page to Amendment to Agreement and Plan of Merger

Annex 1

New Exhibit B

See attached.

Exhibit B

Plan of Merger
merging
APPLE REIT SEVEN, INC.,
a Virginia corporation
with and into
APPLE SEVEN ACQUISITION SUB, INC.,
a Virginia corporation

ARTICLE I
THE MERGER

Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Plan of Merger, and in accordance with the Virginia Stock Corporation Act (the “VSCA”), Apple REIT Seven, Inc., a Virginia corporation (the “Company”), shall be merged with and into Apple Seven Acquisition Sub, Inc., a Virginia corporation (“Acquisition Sub”), at the Effective Time (the “Merger”). Acquisition Sub is a wholly-owned subsidiary of Apple REIT Nine, Inc., a Virginia corporation (“Apple Nine”). Following the Merger, the separate corporate existence of the Company shall cease and Acquisition Sub shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of the Company, in accordance with the VSCA.

Section 1.2 Effective Time. The parties to the Merger shall file articles of merger (the “Articles of Merger”) with respect to the Merger executed in accordance with Section 13.1-720 of the VSCA and shall make all other filings or recordings required under the VSCA to effect the Merger. The Articles of Merger shall specify that the Merger shall become effective at such time and on such date as Acquisition Sub and the Company shall specify in the Articles of Merger (the time on the date the Merger becomes effective being the “Effective Time”).

Section 1.3 Effects of the Merger. The Merger shall have the effects set forth in the VSCA.

Section 1.4 Articles and By-Laws. The articles of incorporation and by-laws of Acquisition Sub, in each case as in effect immediately prior to the Effective Time, shall become the articles of incorporation and by-laws of the Surviving Corporation as of the Effective Time with the name of the Surviving Corporation changed to the name of the Company as of the Effective Time.

Section 1.5 Directors. The directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 1.6 Officers. The officers of Acquisition Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

Section 2.1 Effect on Capital Stock.

(a) The Merger. By virtue of the Merger and without any action on the part of the holder of any outstanding capital stock of the Company:

(i) At the Effective Time, each issued and outstanding common share, no par value, of the Company (including any fractional shares) (the “Common Shares”) together with the related Series A Preferred Share, no par value, of the Company (including any fractional shares) (the “Series A Shares,” and together with the Common Shares, the “Units”) (other than the Merger Dissenting Shares (as defined in Section 2.3) or any Shares to be cancelled pursuant to Section

2.1(a)(iii)) shall be converted into the right to receive 1.0 (the “Unit Ratio”) Apple Nine Common Shares (the “Unit Consideration”), and (b) each issued and outstanding Series B Convertible Preferred Share, no par value, of the Company (the “Series B Shares”) shall be converted into the right to receive a number of Apple Nine Common Shares equal to (1) 24.17104 multiplied by (2) the Unit Ratio (the “Series B Consideration,” and together with the Unit Consideration, the “Merger Consideration”).

(ii) Fractional Apple Nine Common Shares, rounded to three decimal places, shall be issued to the extent necessary.

(iii) Each Unit (including any fractional Units), issued and outstanding immediately prior to the Effective Time that is owned by any of the Apple REITs, the Acquisition Subsidiaries or any of their respective Subsidiaries shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iv) All Shares converted pursuant to Section 2.1(a)(i), when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or other distributions to which holders become entitled upon the surrender of such Shares in accordance with Section 2.2(d), without interest.

(b) Surviving Corporation. By virtue of the Merger, and without any action on the part of the holder thereof, each common share, no par value, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as a duly authorized, validly issued, fully paid and nonassessable common share, no par value, of the Surviving Corporation, so that thereafter Apple Nine will remain the sole and exclusive owner of the outstanding capital stock of the Surviving Corporation.

(c) Stock Options.

(i) The Company shall take all requisite action so that at the Effective Time, each outstanding option issued by the Company pursuant to any of its stock incentive plans (a “Stock Option”) shall be converted into an option to acquire such number of Apple Nine Common Shares equal to the product of (x) the number of Units subject to such Stock Option multiplied by (y) the Unit Ratio, rounded down to the nearest whole share.

(ii) The terms and conditions of each option to acquire Apple Nine Common Shares resulting from the provisions of Section 2.1(c)(i) (a “New Apple Nine Stock Option”) shall otherwise generally remain the same as the terms and conditions of such original Stock Option after giving effect to any acceleration, lapse or other vesting occurring by reason of the Merger, except that the exercise price per share of each New Apple Nine Stock Option shall be equal to the quotient of (i) the exercise price per share of such original option divided by (ii) the Unit Ratio, rounded up to the nearest whole cent, or except as shall be reasonably necessary to reflect the conversion to an option on Apple Nine Common Shares or as may be required by applicable Law.

(d) Certain Adjustments. If, before the Effective Time (and as permitted by ARTICLE IV of the Agreement and Plan of Merger, dated as of August 7, 2013, among the Apple REITs and the Acquisition Subsidiaries, as amended (the “Merger Agreement”)), the outstanding Shares or Apple Nine Common Shares shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be appropriately and proportionately adjusted to provide to the holders of Shares and Apple Nine Common Shares the same economic effect as contemplated by this Plan of Merger prior to such event.

Section 2.2 Exchange Procedures.

(a) Exchange Agent.  Prior to the Effective Time, Apple Nine shall appoint a bank or trust company, which shall be reasonably acceptable to the Company, to act as exchange agent (the “Exchange Agent”) for the exchange of the issued and outstanding Shares for the Merger Consideration.

(b) Provision of Shares.  Apple Nine shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Shares, certificates representing a sufficient number of Apple Nine Common Shares to be exchanged for the issued and outstanding Shares pursuant to Section 2.1.  Apple Nine shall also make available from time to time after the Effective Time as necessary, cash in an amount sufficient to pay any dividends or distributions to which holders of Shares may be entitled pursuant to Section 2.2(d).

(c) Exchange Procedures.  As promptly as practicable after the Effective Time and in no event later than two Business Days following the Effective Time, the Exchange Agent shall mail to each holder of record of outstanding Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) a letter of notification (which shall be in a form and have such other provisions as reasonably agreed upon by Apple Nine and the Company prior to the Effective Time) describing the Merger Consideration issued to each such holder as a consequence of the Merger.

(d) No Further Ownership Rights in Capital Stock of the Company.  The Merger Consideration issued upon exchange of the Shares in accordance with the terms of this ARTICLE 2 shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares, subject, however, to the obligation of the Company to pay, without interest and not more than 60 days following the Effective Time, any dividends or make any other distributions with a record date prior to the Effective Time that may have been made by it on its Shares in accordance with the terms of the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid at the Effective Time and have not been paid prior to such exchange, and there shall be no further registration of transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(e) No Liability.  None of Apple Nine, the Company, Acquisition Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Plan of Merger that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Exchange Agent to Apple Nine, upon demand, and any holders of Shares that have not been surrendered as contemplated by this Section 2.2 shall thereafter look only to Apple Nine for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.

(f) Withholding Rights.  Apple Nine, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Plan of Merger to any holder of Shares such amounts as Apple Nine or the Exchange Agent as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Apple Nine, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Apple Nine, the Surviving Corporation or the Exchange Agent as the case may be.

Section 2.3 Appraisal Rights.  Notwithstanding anything in this Plan of Merger to the contrary, holders of Shares who have properly exercised, perfected and not subsequently withdrawn or lost their appraisal rights with respect thereto in accordance with Article 15 of the VSCA (the “Merger Dissenting Shares”) shall not have any of such Merger Dissenting Shares converted into the right to receive, or become exchangeable for, the Merger Consideration.  The holders of such Merger Dissenting Shares shall be entitled to obtain payment of the fair value of such Merger Dissenting Shares in accordance with the provisions of such Article 15 of the VSCA unless and until such holders fail to perfect or shall have effectively withdrawn or lost their dissenters' rights under Article

15 of the VSCA.  If, after the Effective Time, any such holder fails to perfect or shall have effectively withdrawn or lost such right, each of such holder's Merger Dissenting Shares shall thereupon be treated as if it had been converted into the right to receive, and become exchangeable for, at the Effective Time, the Merger Consideration, as provided in Section 2.1 hereof.  Apple Nine shall be responsible for all payments to be made under Article 15 of the VSCA in respect of Merger Dissenting Shares.

Section 2.4 Further Assurances.  If, at any time before or after the Effective Time, any of the parties to the Merger reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Plan of Merger at or after the Effective Time, then the parties to the Merger and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Plan of Merger.

ARTICLE III
AMENDMENT

Section 3.1 Amendment. This Plan of Merger may be amended by the parties to the Merger in writing (following the approval of such action by the Special Committee of the Company) at any time before or after the Shareholder Approval is obtained and prior to the Effective Time; provided, however, that, after the Shareholder Approval is obtained, no such amendment, modification or supplement shall change (i) the amount or kind of consideration to be delivered to the Company’s shareholders, (ii) the articles of incorporation of the Surviving Corporation except for changes permitted by Section 13.1-706 of the VSCA or (iii) any of the other terms or conditions of this Plan of Merger if the change would adversely affect the shareholders of the Company in any material respect.  The Board of Directors of the Company shall act solely with the prior approval of the Special Committee thereof with respect to any actions of the Company to be taken with respect to this Plan of Merger, including any amendment, modification, or waiver of this Plan of Merger.

ARTICLE IV
DEFINITIONS

Section 4.1 Definitions. As used in this Plan of Merger, the following terms shall have the meanings set forth below:

(a) “Acquisition Subsidiaries” means, collectively, Acquisition Sub and Eight Acquisition Sub.

(b) “Apple Eight” means Apple REIT Eight, Inc., a Virginia corporation.

(c) “Apple Nine” means Apple REIT Nine, Inc., a Virginia corporation.

(d) “Apple REITs” means, collectively, the Company, Apple Eight and Apple Nine.

(e) “Apple Nine Common Shares” means the common shares, no par value, of Apple Nine.

(f) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

(g) “Eight Acquisition Sub” means Apple Eight Acquisition Sub, Inc., a Virginia corporation.

(h) “Governmental Entity” means any federal, state or local government or any court, administrative or regulatory agency or commission, governmental arbitrator or other governmental authority, instrumentality or agency, domestic or foreign

(i) “Law” means any federal, state, local or foreign statute, law, regulation, permit, license, approval, authorization, rule, ordinance or code of any Governmental Entity, including any judicial or administrative interpretation thereof.

(j)  “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(k) “Shareholder Approval” means the affirmative vote of the Company’s shareholders necessary to approve the Merger and this Plan of Merger.

(l) “Shares” means all Units and Series B Shares (other than Merger Dissenting Shares).

(m) “Special Committee” means a special transaction committee of the Board of Directors of the Company consisting solely of non-employee directors of the Company.

(n) “Subsidiary” or “Subsidiaries” means any other Person or Persons that a Person directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or equity interests of such Person or Persons.

Annex 2

New Exhibit C

See attached.

Exhibit C
Plan of Merger
merging
APPLE REIT EIGHT, INC.,
a Virginia corporation
with and into
APPLE EIGHT ACQUISITION SUB, INC.,
a Virginia corporation

ARTICLE V
THE MERGER

Section 5.1 The Merger. Upon the terms and subject to the conditions set forth in this Plan of Merger, and in accordance with the Virginia Stock Corporation Act (the “VSCA”), Apple REIT Eight, Inc., a Virginia corporation (the “Company”), shall be merged with and into Apple Eight Acquisition Sub, Inc., a Virginia corporation (“Acquisition Sub”), at the Effective Time (the “Merger”). Acquisition Sub is a wholly-owned subsidiary of Apple REIT Nine, Inc., a Virginia corporation (“Apple Nine”). Following the Merger, the separate corporate existence of the Company shall cease and the Acquisition Sub shall continue as the surviving corporation (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of the Company, in accordance with the VSCA.

Section 5.2 Effective Time. The parties to the Merger shall file articles of merger (the “Articles of Merger”) with respect to the Merger executed in accordance with Section 13.1-720 of the VSCA and shall make all other filings or recordings required under the VSCA to effect the Merger. The Articles of Merger shall specify that the Merger shall become effective at such time and on such date as Acquisition Sub and the Company shall specify in the Articles of Merger (the time on the date the Merger becomes effective being the “Effective Time”).

Section 5.3 Effects of the Merger. The Merger shall have the effects set forth in the VSCA.

Section 5.4 Articles and By-Laws. The articles of incorporation and by-laws of Acquisition Sub, in each case as in effect immediately prior to the Effective Time, shall become the articles of incorporation and by-laws of the Surviving Corporation as of the Effective Time with the name of the Surviving Corporation changed to the name of the Company as of the Effective Time.

Section 5.5 Directors. The directors of Acquisition Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

Section 5.6 Officers. The officers of Acquisition Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

ARTICLE VI
EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

Section 6.1 Effect on Capital Stock.

(a) The Merger. By virtue of the Merger and without any action on the part of the holder of any outstanding capital stock of the Company:

(i) At the Effective Time, each issued and outstanding common share, no par value, of the Company (including any fractional shares) (the “Common Shares”) together with the related Series A Preferred Share, no par value, of the Company (including any fractional shares) (the “Series A Shares,” and together with the Common Shares, the “Units”) (other than the Merger Dissenting Shares (as defined in Section 2.3) or any Shares to be cancelled pursuant to Section 2.1(a)(iii)) shall be converted into the right to receive .85 (the “Unit Ratio”) Apple Nine Common Shares (the “Unit Consideration”), and (b) each issued and outstanding Series B Convertible Preferred Share, no par value, of the Company (the “Series B Shares”) shall be converted into the right to receive a number of Apple Nine Common Shares equal to (1) 24.17104 multiplied by (2) the Unit Ratio (the “Series B Consideration,” and together with the Unit Consideration, the “Merger Consideration”).

(ii) Fractional Apple Nine Common Shares, rounded to three decimal places, shall be issued to the extent necessary.

(iii) Each Unit (including any fractional Units), issued and outstanding immediately prior to the Effective Time that is owned by any of the Apple REITs, the Acquisition Subsidiaries or any of their respective Subsidiaries shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iv) All Shares converted pursuant to Section 2.1(a)(i), when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate that, immediately prior to the Effective Time, represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any dividends or other distributions to which holders become entitled upon the surrender of such Shares in accordance with Section 2.2(d), without interest.

(b) Surviving Corporation. By virtue of the Merger, and without any action on the part of the holder thereof, each common share, no par value, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding as a duly authorized, validly issued, fully paid and nonassessable common share, no par value, of the Surviving Corporation, so that thereafter Apple Nine will remain the sole and exclusive owner of the outstanding capital stock of the Surviving Corporation.

(c) Stock Options.

(i) The Company shall take all requisite action so that at the Effective Time, each outstanding option issued by the Company pursuant to any of its stock incentive plans (a “Stock Option”) shall be converted into an option to acquire such number of Apple Nine Common Shares equal to the product of (x) the number of Units subject to such Stock Option multiplied by (y) the Unit Ratio, rounded down to the nearest whole share.

(ii) The terms and conditions of each option to acquire Apple Nine Common Shares resulting from the provisions of Section 2.1(c)(i) (a “New Apple Nine Stock Option”) shall otherwise generally remain the same as the terms and conditions of such original Stock Option after giving effect to any acceleration, lapse or other vesting occurring by reason of the Merger, except that the exercise price per share of each New Apple Nine Stock Option shall be equal to the quotient of (i) the exercise price per share of such original option divided by (ii) the Unit Ratio, rounded up to the nearest whole cent, or except as shall be reasonably necessary to reflect the conversion to an option on Apple Nine Common Shares or as may be required by applicable Law.

(d) Certain Adjustments. If, before the Effective Time (and as permitted by ARTICLE IV of the Agreement and Plan of Merger, dated as of August 7, 2013, among the Apple REITs and the Acquisition Subsidiaries, as amended (the “Merger Agreement”)), the outstanding Shares or Apple Nine Common Shares shall have been changed into a different number of shares or a different class of shares by reason of any stock dividend, subdivision, reorganization, reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, or any similar event shall have occurred, then the Merger Consideration shall be appropriately and proportionately adjusted to provide to the holders of Shares and Apple Nine Common Shares the same economic effect as contemplated by this Plan of Merger prior to such event.

Section 6.2 Exchange Procedures.

(a) Exchange Agent.  Prior to the Effective Time, Apple Nine shall appoint a bank or trust company, which shall be reasonably acceptable to the Company, to act as exchange agent (the “Exchange Agent”) for the exchange of the issued and outstanding Shares for the Merger Consideration.

(b) Provision of Shares.  Apple Nine shall provide to the Exchange Agent on or before the Effective Time, for the benefit of the holders of Shares, certificates representing a sufficient number of Apple Nine Common Shares to be exchanged for the issued and outstanding Shares pursuant to Section 2.1.  Apple Nine shall also make available from time to time after the Effective Time as necessary, cash in an amount sufficient to pay any dividends or distributions to which holders of Shares may be entitled pursuant to Section 2.2(d).

(c) Exchange Procedures.  As promptly as practicable after the Effective Time and in no event later than two Business Days following the Effective Time, the Exchange Agent shall mail to each holder of record of outstanding Shares that were converted into the right to receive the Merger Consideration pursuant to Section 2.1(a) a letter of notification (which shall be in a form and have such other provisions as reasonably agreed upon by Apple Nine and the Company prior to the Effective Time) describing the Merger Consideration issued to each such holder as a consequence of the Merger.

(d) No Further Ownership Rights in Capital Stock of the Company.  The Merger Consideration issued upon exchange of the Shares in accordance with the terms of this ARTICLE 2 shall be deemed to have been issued in full satisfaction of all rights pertaining to the Shares, subject, however, to the obligation of the Company to pay, without interest and not more than 60 days following the Effective Time, any dividends or make any other distributions with a record date prior to the Effective Time that may have been made by it on its Shares in accordance with the terms of the Merger Agreement or prior to the date of the Merger Agreement and which remain unpaid at the Effective Time and have not been paid prior to such exchange, and there shall be no further registration of transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

(e) No Liability.  None of Apple Nine, the Company, Acquisition Sub or the Exchange Agent shall be liable to any Person in respect of any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any portion of the Merger Consideration delivered to the Exchange Agent pursuant to this Plan of Merger that remains unclaimed for 12 months after the Effective Time shall be redelivered by the Exchange Agent to Apple Nine, upon demand, and any holders of Shares that have not been surrendered as contemplated by this Section 2.2 shall thereafter look only to Apple Nine for delivery of the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.

(f) Withholding Rights.  Apple Nine, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Plan of Merger to any holder of Shares such amounts as Apple Nine or the Exchange Agent as the case may be, is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Apple Nine, the Surviving Corporation or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Apple Nine, the Surviving Corporation or the Exchange Agent as the case may be.

Section 6.3 Appraisal Rights.  Notwithstanding anything in this Plan of Merger to the contrary, holders of Shares who have properly exercised, perfected and not subsequently withdrawn or lost their appraisal rights with respect thereto in accordance with Article 15 of the VSCA (the “Merger Dissenting Shares”) shall not have any of such Merger Dissenting Shares converted into the right to receive, or become exchangeable for, the Merger Consideration.  The holders of such Merger Dissenting Shares shall be entitled to obtain payment of the fair value of such Merger Dissenting Shares in accordance with the provisions of such Article 15 of the VSCA unless and until such holders fail to perfect or shall have effectively withdrawn or lost their dissenters' rights under Article 15 of the VSCA.  If, after the Effective Time, any such holder fails to perfect or shall have effectively withdrawn or lost such right, each of such holder's Merger Dissenting Shares shall thereupon be treated as if it had been converted into the right to receive, and become exchangeable for, at the Effective Time, the Merger Consideration, as provided in Section 2.1 hereof.  Apple Nine shall be responsible for all payments to be made under Article 15 of the VSCA in respect of Merger Dissenting Shares.

Section 6.4 Further Assurances.  If, at any time before or after the Effective Time, any of the parties to the Merger reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary or desirable to consummate the Merger or to carry out the purposes and intent of this Plan of Merger at or after the Effective Time, then the parties to the Merger and their respective officers and directors shall execute and deliver all such proper instruments, deeds, assignments or assurances and do all other things reasonably necessary or desirable to consummate the Merger and to carry out the purposes and intent of this Plan of Merger.

ARTICLE VII
AMENDMENT

Section 7.1 Amendment. This Plan of Merger may be amended by the parties to the Merger in writing (following the approval of such action by the Special Committee of the Company) at any time before or after the Shareholder Approval is obtained and prior to the Effective Time; provided, however, that, after the Shareholder Approval is obtained, no such amendment, modification or supplement shall change (i) the amount or kind of consideration to be delivered to the Company’s shareholders, (ii) the articles of incorporation of the Surviving Corporation except for changes permitted by Section 13.1-706 of the VSCA or (iii) any of the other terms or conditions of this Plan of Merger if the change would adversely affect the shareholders of the Company in any material respect.  The Board of Directors of the Company shall act solely with the prior approval of the Special Committee thereof with respect to any actions of the Company to be taken with respect to this Plan of Merger, including any amendment, modification, or waiver of this Plan of Merger.

ARTICLE VIII
DEFINITIONS

Section 8.1 Definitions. As used in this Plan of Merger, the following terms shall have the meanings set forth below:

(a) “Acquisition Subsidiaries” means, collectively, Acquisition Sub and Seven Acquisition Sub.

(b) “Apple Nine” means Apple REIT Nine, Inc., a Virginia corporation.

(c) “Apple REITs” means, collectively, the Company, Apple Seven and Apple Nine.

(d) “Apple Seven” means Apple REIT Seven, Inc., a Virginia corporation.

(e) “Apple Nine Common Shares” means the common shares, no par value, of Apple Nine.

(f) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized or obligated by law or executive order to close.

(g) “Governmental Entity” means any federal, state or local government or any court, administrative or regulatory agency or commission, governmental arbitrator or other governmental authority, instrumentality or agency, domestic or foreign

(h) “Law” means any federal, state, local or foreign statute, law, regulation, permit, license, approval, authorization, rule, ordinance or code of any Governmental Entity, including any judicial or administrative interpretation thereof.

(i)  “Person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.

(j) “Seven Acquisition Sub” means Apple Seven Acquisition Sub, Inc., a Virginia corporation.

(k) “Shareholder Approval” means the affirmative vote of the Company’s shareholders necessary to approve the Merger and this Plan of Merger.

(l) “Shares” means all Units and Series B Shares (other than Merger Dissenting Shares).

(m) “Special Committee” means a special transaction committee of the Board of Directors of the Company consisting solely of non-employee directors of the Company.

(n) “Subsidiary” or “Subsidiaries” means any other Person or Persons that a Person directly or indirectly owns or has the power to vote or control 50% or more of any class or series of capital stock or equity interests of such Person or Persons.